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                                                                    EXHIBIT 99.3

                          UNITED STATES DISTRICT COURT
                          WESTERN DISTRICT OF KENTUCKY
                                PADUCAH DIVISION
                         CIVIL ACTION NO. 5:98-CV-108-R


CONWOOD COMPANY, L.P., ET AL.                                 PLAINTIFFS

v.

UNITED STATES TOBACCO COMPANY, ET AL.                         DEFENDANTS


                                    JUDGMENT

IT IS ORDERED:

     Pursuant to 15 U.S.C. ss. 15(a), the Court enters judgment in favor of the Plaintiffs, Conwood Company, L.P. and Conwood Sales Company, L.P., in the amount of $1,050,000,000, treble the jury verdict of $350,000,000.

     This is the 29th day of March 2000.



                                            /s/ Thomas B. Russell
                                            ---------------------
                                            Thomas B. Russell
                                            Judge, United States District Court

cc: Counsel